Exhibit 10.13

Outsourcing Contract on Development of Miaoli Royal Resort Hotel

Planning Unit: Chang Chen-Bin Architects Office

October 29, 2015

Outsourcing Contract on Development of Miaoli Royal Resort Hotel

The Covenanter: The HUANG JIA Country CLUB and Recreation Inc. (hereinafter referred to as Party A) and the Covenanter: Chang Chen-Bin Architects Office (hereinafter referred to as Party B) hereby agree to establish the following terms and conditions with regard to the development of Miaoli Royal Resort Hotel:

Article I.	Outsourced Project

Development of Miaoli Royal Resort Hotel

Article II.	Project Range

The base of the project is located on Lot No. 19 and so on in the Section of Laotianliao, Touwu Township, Miaoli County (refer to the attached map for more details) with an area about 29 hectares.

Article III.	Outsourced Work

Outsourced work regarding this Contract is stated below:

Part I: Establishment of Architectural Development Plan and Business Plan

I.	Establishment of documents and drawing relevant to the Architectural Development Plan and Business Plan
II.	Attendance of Concerned Work Coordination Meeting
1.	Attendance of relevant review meetings and presentations
2.	Reply to relevant consultations and revision of the development plan

Part II: Development of Soil and Water Conservation Plan

I.	Establishment of documents and drawing relevant to the soil and water conservation plan.
1.	Trunk sewer, calculation on water control and treatment and relevant design drawings.
2.	Design of disasters prevention facilities during construction.
3.	Design of desilting and detention basin.
4.	Designs and drawings relevant to soil and water conservation.
II.	Attendance of Concerned Work Coordination Meeting
1.	Attendance of review meetings and presentations
2.	Reply to relevant consultations and revision of scheme drawings associated with soil and water conservation.
III.	Signing & Verification of Technicians

Signing and verification relevant to land preparation and water discharge of the project.

Part III: Environmental Impact Assessment Report

I.	Program on runoff of Waste Water And Pollution Reduction on the Construction Site.
II.	Implementation Plan for Environmental Protection.
III.	Environmental Monitoring (Monitoring Report prior to Environmental Impact Assessment)
IV.	Establishment of Environmental Impact Statement And Assessment Report

Part IV: Establishment of Documents Relevant to Change of Land Usage

(I)	Establishment of Documents and Drawings Relevant to Change of Land Usage.
(II).	Attendance of Concerned Work Coordination Meeting
1.	Attendance of relevant review meetings and presentations.
2.	Reply to relevant consultations and plan revision.

Part V: Establishment of Documents and Drawings Relevant to Landscaping

I.	Principles, Concepts and Calculations on Landscaping
II.	Planting Scheme & Relevant Design Drawings
III.	Calculations & Drawings on Green Cover Rate

Part VI: Planning, Design and Monitoring on Miscellaneous Works

I.	Basic Design.
II.	Establishment of Documents & Drawings Relevant to Miscellaneous Works
1.	Trunk sewer, calculation on water control and treatment and relevant design drawings
2.	Design of disasters prevention facilities during construction
3.	Design of desilting and detention basin
4.	Designs and drawings relevant to miscellaneous works
III.	Attendance of Miscellaneous Works Review Meetings
1.	Attendance of project review meetings and presentations
2.	Reply to relevant consultations and revision of relevant documents and drawings.
IV.	Signing & Verification of Technicians and Architects

Signing & Verification of Miscellaneous Works Relevant to the Project (including signing and verification of geological technicians)

V.	Construction Monitoring
VI.	Submitting documents for obtaining miscellaneous license, providing structural design and signing and verification relevant to the miscellaneous works.

Part VII: Planning and Design of Relevant Buildings and Construction Monitoring

I.	Planning & Design of Relevant Buildings.

II.	Coordination on geological drilling and survey and arrangement of building structure, sewage treatment, water and electricity utility, fire protection, telecommunications and electrical and mechanical systems etc. for various professional technicians pursuant to relevant laws and regulations.
III.	Construction Drawings (involving building structure, interior decoration, water supply and drainage and electricity, telecommunication, monitoring, fire protection and air conditioning system).
IV.	Assistance in Works Quantity Counting & Valuation.
V.	Submitting of Construction License and Structure, Water, Electricity and Fire Protection Design for Reviewing, Signing and Verification.
VI.	Monitoring on Major Construction Parts.
VII.	Construction Monitoring (Survey on Major Parts).
VIII.	Solving Any Disputes & Problems Relevant to the Construction.
IX.	Other Items Agreed by the Two Parties Herein.

Article IV.	Service Fee

The fees for services mentioned in Part I to Part VI are NTD 12 million ((SAY TWELVE MILLION ONLY) in total and the fees for planning and design of the buildings and construction monitoring shall be calculated based on the ratio of 3.50% of the legal construction cost hereof.

Should Party A require a comprehensive modification on the development plan of the project outsourced and any subsequent extra cost occur in Party B; Party A shall bear the corresponding extra service fee.

Article V.	Payment Method

With regard to the payment method regarding the project herein, Party A shall remit relevant cashes into the account designated by Party B by stages as per the following conditions:

Stage 1:	The service fee of NTD 1.2 million (SAY ONE MILLION AND TWENTY THOUSAND ONLY) shall be paid upon signing of the Contract herein.
Stage 2:	The service fee of NTD 1.2 million (SAY ONE MILLION AND TWENTY THOUSAND ONLY) shall be paid upon completion of the Business Plan and Architectural Development Plan and Relevant Drawings.
Stage 3:	The service fee of NTD 1.2 million (SAY ONE MILLION AND TWENTY THOUSAND ONLY) shall be paid after the soil and water conservation plan and relevant drawings are filed in the county government.
Stage 4:	The service fee of NTD 1.2 million (SAY ONE MILLION AND TWENTY THOUSAND ONLY) shall be paid after the Environmental Impact Assessment Report and relevant drawings are filed in the county government.

Stage 5:	The service fee of NTD 1 million (SAY ONE MILLION ONLY) shall be paid after the Environmental Impact Assessment Report is adopted.
Stage 6:	The service fee of NTD 3 million (SAY THREE MILLION ONLY) shall be paid after the Development Plan is adopted.
Stage 7:	The service fee of NTD 1 million (SAY ONE MILLION ONLY) shall be paid after change of the non-urban land usage is completed.
Stage 8:	The service fee that is 3.00% of the legal construction cost shall be paid after documents and drawings for applying for the construction license of relevant buildings and the application is submitted to the competent authority.
Stage 9:	The service fee that is 0.5% of the legal construction cost shall be paid upon submitting the construction starting application to the competent authority.
Stage 10:	The final service fee shall be paid in a lump sum upon the completion of the structure of relevant buildings and submitting the usage license application to the competent authority.

In case the Contract cannot be performed due to any reason other than the architect herein, the client agrees the fees paid will not be refunded. In case the Contract cannot be performed due to the architect herein, the architect shall refund the fees paid in full without taking any interest to the client.

Article VI.	Exclusions

The service fee shall not include the fees for land measurement and boundary identification, geological drilling, meeting relevant land administration regulations, air pollution prevention, meeting relevant construction regulations, security system monitoring, scrivener service, deposit of soil and water conservation, review of the competent authority, attendance of concerned experts and scholars and meeting relevant administrative regulations.

Article VII.	Term Planned

Party B shall make the most economical and effective arrangement for Party A with respect to the project based on the principle of alignment with the plan progress of Party A. The term planned is stated as following:

I.	Topographic survey and measurement, geological drilling and program evaluation (about 1.0 months);
II.	Establishment of architectural development plan and business plan (about 2.0 months);
III.	Development of soil and water conservation plan (about 2.0 months);
IV.	Establishment of environmental impact assessment report (about 8.0 months);
V.	Review of development plan (containing soil and water conservation plan and environmental impact assessment report) (about 4 - 6 months);

VI.	Miscellaneous works review (about 2 - 4 months);
VII.	Change of usage zoning and category of the land (about 2 - 4 months);
VIII.	Application for miscellaneous license (about 1.0 month)
IX.	Application for construction license (including review on green construction materials and barrier-free facilities) (about 1.0 month)

Article VIII.	Duties of Party A

Party A shall provide the following data during the term mentioned above:

I.	Data of rights relevant to the land.
II.	Data required by Party B and can be provided by Party A.
(I)	Basic data that must be provided in accordance with relevant regulations:
1.	Name and business address of the developer;
2.	Full name, address and ID card number of the person in charge;
3.	Purpose and content of the development.

Article IX.	Duties of Party B

I.	Party B shall follow all instructions of Party A and ensure all plans and designs of the project to meet relevant construction laws and regulations.
II.	Party B shall take on a professional attitude for various services mentioned in Article III of the Contract, maintain benefits and interests of Party A all the time and adopt the most economical option under the precondition of safety and reliability.
III.	Party B is obligatory to report the latest progress and completed content to Party A.

Article X.	Special Terms

I.	With regard to the payment of all fees for professional services, the person appointed shall designate relevant professional institutions and pay the fees directly to them and the service fees due will be deducted after the payment foregoing is made.
II.	Any other items not specified in the Contract may be negotiated and formulated by the both Parties herein separately.

Article XI.	Disputes Resolving

Both parties herein agree to resolve any dispute regarding interpretation of the Contract in the following methods:

I.	Should both Parties be unable to reach an agreement within one month through negotiation, they may apply for an arbitration in Miaoli County and the arbitration result shall be compulsory.
II.	Should either Party herein initiate a legal proceeding for revoking any arbitration result regarding the Contract, both Parties herein agree to take the Miaoli District Court of Taiwan as the competent court of first instance pursuant to the laws of the R.O.C..

Article XII.	The Contract shall be made in duplicate and Party A and Party B shall hold a copy respectively in witness thereof.

Covenanters

Party A: The HUANG JIA Country CLUB and Recreation Inc.

Address: Floor 4, No. 106, Zhouzi Street, Neihu District, Taipei City

Tel: 02-26582502

Party B:Chang Chen-Bin Architects Office

Unified No: 95822673

Address: No. 1, Floor 10, No. 575, Jinhwa Road, Bei District, Taichung City

Tel: 04-22373588          Fax: 04-22373388

October 29, 2015